Exhibit 99.1

Palo Alto Networks Reports Record Fourth Quarter and Fiscal Year 2013 Financial Results

•	Fiscal fourth quarter revenue grows 49 percent year-over-year to reach a record $112.4 million

•	Fiscal year 2013 revenue grows 55 percent year-over-year to $396.1 million

•	Adds over 1,000 new end-customers in fiscal fourth quarter and over 4,800 new end-customers in fiscal year 2013

•	Deferred revenue grows 84 percent year-over-year and 14 percent sequentially to reach $249.2 million

SANTA CLARA, Calif., September 9, 2013 – Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fourth quarter and fiscal year ended July 31, 2013.

Total revenue for the fiscal fourth quarter grew 49 percent year-over-year to a record $112.4 million, compared with $75.6 million in the fiscal fourth quarter of 2012. GAAP net loss for the fiscal fourth quarter was $15.8 million, or $0.22 per diluted share, compared with a net loss of $4.6 million, or $0.18 per diluted share, in the fiscal fourth quarter of 2012.

Palo Alto Networks recorded fiscal fourth quarter non-GAAP net income of $4.7 million, or $0.06 per diluted share, compared with non-GAAP net income of $1.9 million, or $0.03 per diluted share, in the fiscal fourth quarter of 2012. Non-GAAP results for fiscal fourth quarter 2013 include $1.4 million of expenses related to IP litigation, which on a tax-effected basis was $0.01 per diluted share. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“Demand was strong in the fourth quarter across all theaters and verticals resulting in 11 percent sequential revenue growth and 49 percent year-over-year growth,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “In fiscal 2013, we grew revenue by 55 percent and added over 4,800 customers as Palo Alto Networks continues to significantly outpace the competition and cement its position as the global leader in next generation security.”

For fiscal year 2013, total revenue grew 55 percent to $396.1 million, compared with $255.1 million in fiscal 2012. GAAP net loss was $29.2 million, or $0.43 per diluted share, in fiscal 2013, compared with net income of $0.7 million, or $0.00 per diluted share, in fiscal 2012. Non-GAAP net income for fiscal 2013 was $16.0 million, or $0.21 per diluted share, compared with non-GAAP net income of $14.7 million, or $0.14 per diluted share, in fiscal 2012. Non-GAAP results for fiscal year 2013 include $3.6 million of expenses related to IP litigation, which on a tax effected basis was $0.03 per diluted share.

Commenting on the company’s financial results in the fiscal fourth quarter, Steffan Tomlinson, chief financial officer of Palo Alto Networks, added, “We are pleased with our results for the fourth quarter and fiscal year 2013. In Q4’13, increasing demand for our appliances and contribution from our recurring subscription and maintenance services drove record revenue. Our hybrid SaaS revenue model contributed to an increase in deferred revenue by $29.9 million to $249.2 million at the end of fiscal 2013. During the quarter, we generated cash flow from operations of $41.7 million and we ended the quarter with approximately $436.9 million in cash, cash equivalents and investments.”

Recent Highlights

•	We introduced the Palo Alto Networks WF-500 appliance, the industry’s first platform designed to deliver a private cloud solution for timely and thorough detection, analysis, and prevention of advanced persistent threats (APTs).

•	We announced that WildFire is capable of analyzing Android applications to identify advanced threats in Android applications running on smartphones and tablets.

•	At VMworld, we announced support for the VMware NSX network virtualization platform which will allow organizations to unlock all the benefits of the software-defined data center, from operational efficiencies to greater agility, without compromising security.

Conference Call Information

Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal fourth quarter and fiscal year 2013 results and outlook for its fiscal first quarter of 2014 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (866) 383-8009 or (617) 597-5342 and entering the passcode 92185613. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 40820925.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding continued momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history, particularly as a relatively new public company; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q filed with the SEC on June 4, 2013 which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense less the related tax effects, and, beginning in the fiscal fourth quarter 2013, tax adjustments related to the valuation allowance on deferred tax assets and interim tax cost associated with the implementation of our international structure. Palo Alto Networks considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of share-based compensation expense so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only share-based compensation but also, from time to time, discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects, including income tax and payroll tax, associated with share- based compensation in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results.

There are a number of limitations related to the use of non-GAAP net income and non-GAAP diluted net income per share versus net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. First, non-GAAP net income and non-GAAP diluted net income per share exclude share-based compensation expense and related tax effects. Share-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Third, the components of the costs that Palo Alto Networks excludes in its calculation of non-GAAP net income and non-GAAP diluted net income per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. Starting in the fiscal first quarter of 2014, the company will report Non-GAAP results that exclude expenses related to IP litigation. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks

Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our next-generation security platform safely enables business operations and delivers protection based on what matters most in today’s dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

Palo Alto Networks, “The Network Security Company,” the Palo Alto Networks Logo, App-ID, GlobalProtect, and WildFire are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Jennifer Jasper Smith

Head of Corporate Communications

Palo Alto Networks

408-638-3280

jjsmith@paloaltonetworks.com

Investor Relations Contact:

Chris Danne/Maria Riley

The Blueshirt Group

415-217-7722

ir@paloaltonetworks.com

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Revenue:
Product	$65,456	$49,439	$243,707	$174,462
Services	46,929	26,203	152,400	80,676

Total revenue	112,385	75,642	396,107	255,138
Cost of revenue:
Product	16,505	12,533	63,412	44,615
Services	13,753	9,034	46,344	25,938

Total cost of revenue	30,258	21,567	109,756	70,553

Total gross profit	82,127	54,075	286,351	184,585
Operating expenses:
Research and development	17,627	11,746	62,482	38,570
Sales and marketing	59,635	37,721	199,771	115,917
General and administrative	11,748	8,852	42,719	26,207

Total operating expenses	89,010	58,319	304,972	180,694

Operating income (loss)	(6,883)	(4,244)	(18,621)	3,891
Interest income	137	11	484	18
Other expense, net	(132)	(77)	(519)	(1,110)

Income (loss) before income taxes	(6,878)	(4,310)	(18,656)	2,799
Provision for income taxes	8,958	289	10,590	2,062

Net income (loss)	$(15,836)	$(4,599)	$(29,246)	$737

Net income (loss) attributable to common stockholders, basic and diluted	$(15,836)	$(4,599)	$(29,246)	$—

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.18)	$(0.43)	$0.00

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted	70,936	25,919	68,682	19,569

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2013	2012	2013	2012
GAAP Net income (loss)	$(15,836)	$(4,599)	$(29,246)	$737
Share-based compensation expense	14,146	6,552	43,876	13,925
Share-based payroll tax expense	152	—	1,287	—
Loss on facility sublease	262	—	262	—
Income tax related to the above	(4,801)	(4)	(10,933)	(10)
Other tax adjustments [a]	10,785	—	10,785	—

Non-GAAP net income	$4,708	$1,949	$16,031	$14,652

GAAP net income (loss) per share, diluted	$(0.22)	$(0.18)	$(0.43)	$—
Share-based compensation expense	0.20	0.21	0.62	0.14
Share-based payroll tax expense	—	—	0.02	—
Loss on facility sublease	—	—	—	—
Income tax related to the above	(0.07)	—	(0.16)	—
Other tax adjustments [a]	0.15	—	0.16	—

Non-GAAP net income per share, diluted	$0.06	$0.03	$0.21	$0.14

GAAP Weighted-average shares used to compute net income (loss) per share, diluted	70,936	25,919	68,682	19,569
Weighted-average effect of potentially dilutive securities: Employee stock options	5,739	9,602	8,768	6,737

Non - GAAP Weighted-average shares used to compute net income per share, diluted	76,675	35,521	77,450	26,306

[a]	Other tax adjustments are related to the valuation allowance on deferred tax assets and interim tax cost associated with the implementation of the international structure.

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 31,	July 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$310,614	$322,642
Short-term investments	109,007	—
Accounts receivable, net	87,461	45,642
Prepaid expenses and other current assets	22,617	13,373

Total current assets	529,699	381,657
Property and equipment, net	32,086	20,979
Long-term investments	17,314	—
Other assets	6,507	5,168

Total assets	$585,606	$407,804

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,544	$9,214
Accrued and other liabilities	14,609	15,189
Accrued compensation	22,004	11,307
Deferred revenue	153,945	86,296

Total current liabilities	206,102	122,006
Deferred revenue – non-current	95,285	49,512
Other long-term liabilities	11,799	7,215
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	381,703	309,092
Accumulated other comprehensive loss	(16)	—
Accumulated deficit	(109,274)	(80,028)

Total stockholders’ equity	272,420	229,071

Total liabilities and stockholders’ equity	$585,606	$407,804

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended July 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(29,246)	$737
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,892	6,134
Amortization of investment premiums, net of accretion of purchase discounts	1,943	—
Share-based compensation for equity based awards	43,704	13,837
Loss on facility sublease	262	—
Excess tax benefit from share-based compensation	(6,762)	(215)
Change in fair value of preferred stock warrants	—	958
Changes in operating assets and liabilities:
Accounts receivable, net	(41,819)	(15,965)
Prepaid expenses and other assets	(8,865)	(11,063)
Accounts payable	5,830	3,779
Accrued and other liabilities	26,158	9,912
Deferred revenue	113,422	68,553
Reimbursement of leasehold improvements	—	701

Net cash provided by operating activities	114,519	77,368
Cash flows from investing activities
Purchase of property, equipment, and other assets	(22,442)	(14,565)
Purchase of investments	(345,324)	—
Proceeds from sales of investments	13,491	—
Proceeds from maturities of investments	202,710	—

Net cash used in investing activities	(151,565)	(14,565)
Cash flows from financing activities
Proceeds from initial public offering, net of offering costs	—	215,375
Excess tax benefit from share-based compensation	6,762	215
Changes in restricted cash	—	1,221
Proceeds from exercise of stock options	14,765	1,956
Proceeds from employee stock purchase plan	6,267	—
Proceeds from settlement of note receivable	—	637
Payments of initial public offering costs	(2,698)	—
Repurchase of restricted common stock from terminated employees	(78)	(82)

Net cash provided by financing activities	25,018	219,322
Net increase (decrease) in cash and cash equivalents	(12,028)	282,125
Cash and cash equivalents - beginning of period	322,642	40,517

Cash and cash equivalents - end of period	$310,614	$322,642